Exhibit 10.2

TABLE TRAC, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into effective as of the ____ day of __________, ____, between Table Trac, Inc., a Nevada corporation (the “Company”) and _______________ (“Employee”).

BACKGROUND

A.         Employee has either been hired to serve as an employee to the Company or the Company desires to induce Employee to continue to serve the Company as an employee.

B.         The Company has adopted the 2021 Stock Incentive Plan (the “Plan”), pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1.          Grant of Option; Purchase Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants from the Plan to Employee the right and option, hereinafter called the “Option”, to purchase all or any part of an aggregate of the number of shares of common stock, $0.001 par value, of the Company (the “Shares”) set forth at the end of this Agreement after “Number of Shares” at the price per Share set forth at the end of this Agreement after “Purchase Price.”

2.         Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in Employee. [The Option shall vest immediately, effective __________, 20__, with respect to all shares; the date is hereinafter referred to singularly as a “Vesting Date.”] [Except as provided herein in Section 6 hereof, the Options shall vest in Employee in _________ (___) cumulative installments, with _______________ percent (___%) of the total grant becoming exercisable on the first anniversary of the date of this Agreement, with an additional _______________ percent (___%) of the total grant becoming exercisable on each of the next ______ (___) successive anniversaries of such date (each such date is hereinafter referred to singularly as a “Vesting Date” and collectively as “Vesting Dates”), so long as Employee remains an employee of the Company.]

3.        Termination of Employment. Except as provided in Section 5 below, in the event that Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, prior to any Vesting Date, that part of the Option scheduled to vest on such Vesting Date, and all parts of the Option scheduled to vest in the future, shall not vest and all of Employee's rights to and under such non-vested parts of the Option shall terminate.

4.          Term of Option. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for ______ (___) years from the date of this Agreement; provided, however, that, except as provided in Section 5 below, in the event Employee ceases to be employed by the Company, for any reason or no reason, Employee or his/her legal representative shall have three (3) months from the date of such termination of his/her position as an employee to exercise any part of the Option vested pursuant to Section 3 of this Agreement. Upon the expiration of such three (3) month period, except as provided in Section 5, or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void.

5.          Death of Employee. In the event of Employee's death, the person designated in Employee’s will, or in the absence of such designation, Employee's legal representative may, in like manner, exercise the Option to the extent of the number of Shares which were vested at the time of his/her death, but such right shall expire unless exercised by such designated person or legal representative within the earlier of (i) six (6) months after the death of Employee, or (ii) the expiration of the Option.

6.          Change in Control. “Change in Control” has the meaning provided in the Plan. Notwithstanding anything to the contrary contained herein, in the event of a Change in Control of the Company, the Option shall become fully vested upon the effective date of such event, and shall remain exercisable for the remainder of the term of the Option.

7.         Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised, in whole or in part, by written notice to the Company. Such notice shall state the election to exercise the Option, the number of Shares in respect of which it is being exercised, the method of exercise, and shall be signed by the person or persons exercising the Option. The Employee may exercise the Option by (i) paying to the Company in cash the full exercise price; (ii) arranging for a broker to sell Shares and immediately thereafter pay to the Company the full exercise price; (iii) delivering Shares previously owned by Employee, the total market value of which equals the full exercise; or (iv) instructing the Company to withhold from the Shares issuable upon exercise of the Option Shares in payment of all or any part of the applicable exercise price. Applicable tax withholding may be paid by any method permitted under the Plan. Upon proper exercise, the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

8.          Rights of Option Holder. Employee, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option.

9.         Limitations on Transferability. The Option shall not be transferred, pledged or assigned except, in the event Employee's death, by will or the laws of descent and distribution to the limited extent provided in the Plan, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act, or the rules there under, and the Company shall not be required to recognize any attempted assignment of such rights. Notwithstanding the preceding sentence, the Option may be transferred by Employee to Employee's spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Code. During Employee's lifetime, the Option may be exercised only by him or her, by his/her guardian or legal representative or by the transferees permitted by the preceding sentence.

10.        No Continued Employment or Right to Corporate Assets. Nothing contained in this Agreement shall be deemed to grant Employee any right to continue in the employ of the Company for any period of time or to any right to continue his/her present or any other rate of compensation, nor shall this Agreement be construed as giving Employee, Employee’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.        Securities Law Matters. Employee acknowledges that the Shares to be received by him or her upon exercise of the Option may not have been registered under the Securities Act of 1933 or the Blue Sky laws of any state (collectively, the “Acts”). If such Shares have not been so registered, Employee acknowledges and understands that the Company is under no obligation to register, under the Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. Employee acknowledges that if not then registered under the Acts, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the Company may require that the availability or any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

12.      Employee Representations. Employee hereby represents and warrants that Employee has reviewed with his/her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. Employee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Employee understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement. The Option, if exercised, will be exercised for investment and not with a view to the sale or distribution of the Shares to be received upon exercise thereof.

13.        General.

(a)         The Option is granted pursuant to the Plan and is governed by the terms thereof. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(b)         Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c)         Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d)         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e)         This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Minnesota applicable to contracts executed and to be performed therein.

[Signature page follows]

[Signature page to Non-Qualified Stock Option Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NUMBER OF SHARES:	TABLE TRAC, INC.

By
Its

PURCHASE PRICE:	EMPLOYEE:

$ /per share

DATE:

5